Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

UMB BANK, NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

44 0201230
(I.R.S. Employer
Identification No.)

1010 Grand Blvd., Kansas City, Missouri	64106
(Address of principal executive offices)	(Zip Code)

Mark B. Flannagan, Legal Counsel
UMB Bank, N.A.
Corporate Trust Division
2401 Grand Boulevard
Kansas City, MO 64108
(816) 860-3009
(Name, address and telephone number of agent for service)

DELTA AIR LINES, INC.
(Exact name of obligor as specified in its charter)

Delaware	58-0218548
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

Post Office Box 20706
Atlanta, GA	30320-6001
(Address of principal executive offices)	(Zip Code)
8% Senior Notes due 2015
(Title of the indenture securities)

The trustee hereby amends this statement of eligibility on such date or dates as may be necessary to delay its effective date until: (i) the 20th day after the filing of a further amendment that specifically states that it will supersede this statement of eligibility or (ii) such date as the Commission, acting pursuant to Section 307(c) of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), may determine upon the written request of the trustee.

Item 1.	General Information

(a)	Name and address of each examining or supervising authority to which the trustee is subject is as follows:

The Comptroller of the Currency
Mid Western District
2345 Grand Avenue, Suite 700
Kansas City, Missouri 64108

Federal Reserve Bank of Kansas City
Federal Reserve P.O. Station
Kansas City, Missouri 64198

Supervising Examiner
Federal Deposit Insurance Corporation
720 Olive Street, Suite 2909
St. Louis, Missouri 63101

(b)	The trustee is authorized to exercise corporate trust powers.

Item 2.	Affiliations with obligor.

The obligor is not an affiliate of the trustee.

Item 3.	Voting securities of the trustee.

Not applicable.

Item 4.	Trusteeships under other indentures.

(a)
UMB Bank, National Association (“UMB”) is the successor trustee under an indenture, dated as of February 1, 1992, among the Kenton County Airport Board (“KCAB”), as issuers under $419,000,000 Special Facilities Revenue Bonds 1992 Series A (Delta Air Lines, Inc. Project) and $19,000,000 Special Facilities Revenue Bonds 1992 Series B (Delta Air Lines, Inc. Project) (such indenture, the “Old Indenture”, and the bonds issued pursuant to each, the “1992 Bonds”). Delta Air Lines, Inc. (“Delta”) made certain payments with respect to the 1992 Bonds through payments under a Lease Agreement by and between Kenton County Airport Board (Kentucky) dated as of February 1, 1992 and Delta. Delta also entered into a guaranty associated with the 1992 Bonds.

(b)
On or before the date of issuance of the 8% Senior Notes due 2015 (the “New Notes”), the 1992 Bonds will be deemed automatically terminated and cancelled pursuant to Delta’s Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code dated February 7, 2007, as it may be amended (the “Plan), and pursuant to the Settlement Agreement dated March 8, 2007 by and among Delta, KCAB and UMB. Accordingly, pursuant to the Plan and the Settlement Agreement, the 1992 Bonds will no longer be outstanding after the New Notes are issued.

Item 5.	Interlocking directorates and similar relationships with the obligor or underwriters.

Not applicable.

Item 6.	Voting securities of the trustee owned by the obligor or its officials.

Not applicable.

Item 7.	Voting securities of the trustee owned by underwriters or their officials.

Not applicable.

Item 8.	Securities of the obligor owned or held by the trustee.

Not applicable.

Item 9.	Securities of the underwriters owned or held by the trustee.

Not applicable.

Item 10.	Ownership or holdings by the trustee of voting securities of certain affiliates or security holders of the obligor.

Not applicable.

Item 11.	Ownership or holdings by the trustee of any securities of a person owning 50 percent or more of the voting securities of the obligor.

Not applicable.

Item 12.	Indebtedness of the obligor to the trustee.

Not applicable.

Item 13.	Defaults of the obligor.

(a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

None.

(b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

As a result of Delta’s chapter 11 filing and payment defaults on the 1992 Bonds, events of default have occurred under the Old Indenture governing the 1992 Bonds.

Pursuant to the Plan and the Settlement Agreement, the 1992 Bonds will be cancelled and terminated on or before the date that the New Notes are issued.

Item 14.	Affiliations with the underwriters.

Not applicable.

Item 15.	Foreign trustee.

Not applicable.

Item 16.	List of Exhibits

Listed below are all exhibits as a part of this statement of eligibility.

1.	Articles of Association of the Trustee, as now in effect (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-74008).

2.	Certificate of Authority from the Comptroller of the Currency evidencing a change of the corporate title of the Association. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-74008).

3.
Certificate from the Comptroller of the Currency evidencing authority to exercise corporate trust powers and a letter evidencing a change of the corporate title of the Association. (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-74008).

4.	Bylaws, as amended of the Trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-74008).

5.	A copy of each Indenture referred to in Item 4.*

_________________
*  To be filed by amendment.

6.	Consent of the Trustee required by Section 321(b) of the Act (Exhibit 6 to Registration Statement No. 333-74008).

7.	Report of Condition of the Trustee as of 12/31/06.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, UMB Bank, National Association, a national bank organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the city of Kansas City, and State of Missouri, on the eighth day of March, 2007.

UMB BANK, NATIONAL ASSOCIATION
By: /s/ Frank C. Bramwell
Frank C. Bramwell, Senior Vice President
Date: March 8, 2007

T-1 EXHIBIT 7

UMB Bank, National Association 1010 GRAND BOULEVARD KANSAS CITY , MO 64106 FDIC Certificate Number: 8273 Web Address: http://www.umb.com	FFIEC 041 Consolidated Report of Condition for December 31, 2006
The web address is as provided by the institution. Please contact the institution directly with any questions regarding the data or the web address.

Consolidated Report of Condition for Insured Commercial and State - Chartered Savings Banks

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC -- Balance Sheet

Dollar Amounts in Thousands
ASSETS
1. Cash and balances due from depository institutions (from Schedule RC-A)
a. Noninterest-bearing balances and currency and coin †	RCON 0081	660,783
b Interest-bearing balances ‡	RCON 0071	1,734
2. Securities:
a. Held-to-maturity securities (from Schedule RC-B, column A)	RCON 1754	34,958
b. Available-for-sale securities (from Schedule RC-B, column D)	RCON 1773	2,671,335

___________________

† Includes cash items in process of collection and unposted debits.

‡ Includes time certificates of deposit not held for trading.

3. Federal funds sold and securities purchased under agreements to resell:
a. Federal funds sold	RCON B987	517,087
b. Securities purchased under agreements to resell §	RCON B989	333,597
4. Loans and lease financing receivables (from Schedule RC-C):
a. Loans and leases held for sale	RCON 5369	14,120
b. Loans and leases, net of unearned income	RCON B528	2,963,646
c. LESS: Allowance for loan and lease losses	RCON 3123	35,558
d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)	RCON B529	2,928,088
5. Trading assets (from Schedule RC-D)	RCON 3545	52,306
6. Premises and fixed assets (including capitalized leases)	RCON 2145	189,870
7. Other real estate owned (from Schedule RC-M)	RCON 2150	224
8. Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)	RCON 2130	0
9. Not applicable
10. Intangible assets:
a. Goodwill	RCON 3163	32,586

___________________
§  Includes all securities resale agreements, regardless of maturity.

b. Other intangible assets (from Schedule RC-M)	RCON 0426	5,931
11. Other assets (from Schedule RC-F)	RCON 2160	103,601
12. Total assets (sum of items 1 through 11)	RCON 2170	7,546,220
LIABILITIES
13. Deposits:
a. In domestic offices (sum of totals of columns A and C from Schedule RC-E)	RCON 2200	5,266,014
(1) Non interest-bearing **	RCON 6631	1,434,562
(2) Interest-bearing	RCON 6636	3,831,452
b. Not applicable
14. Federal funds purchased and securities sold under agreements to repurchase:
a. Federal funds purchased ††	RCON B993	236,771
b. Securities sold under agreements to repurchase ‡‡	RCON B995	1,411,575
15. Trading liabilities (from Schedule RC-D)	RCON 3548	0
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)	RCON 3190	22,379
17. Not applicable

___________________
**Includes total demand deposits and noninterest-bearing time and savings deposits.

†† Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, “Other borrowed money.”

‡‡ Includes all securities repurchase agreements, regardless of maturity.

18. Not applicable
19. Subordinated notes and debentures §§	RCON 3200	0
20. Other liabilities (from Schedule RC-G)	RCON 2930	54,052
21. Total liabilities (sum of items 13 through 20)	RCON 2948	6,990,791
22. Minority interest in consolidated subsidiaries	RCON 3000	0
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus	RCON 3838	0
24. Common stock	RCON 3230	20,000
25. Surplus (exclude all surplus related to preferred stock)	RCON 3839	175,892
26. a. Retained earnings	RCON 3632	372,960
b. Accumulated other comprehensive income ***	RCON B530	-13,423
27. Other equity capital components †††	RCON A130	0
28. Total equity capital (sum of items 23 through 27)	RCON 3210	555,429
29. Total liabilities, minority interest, and equity capital (sum of items 21, 22, and 28)	RCON 3300	7,546,220

___________________
§§ Includes limited-life preferred stock and related surplus.

*** Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and minimum pension liability adjustments.

††† Includes treasury stock and unearned Employee Stock Ownership Plan shares.

Memorandum To be reported with the March Report of Condition.			Number
1.	Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2005	RCON 6724	N/A

1 =  Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 =  Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 =  Attestation on bank management’s assertion on the effectiveness of the bank’s internal control over financial reporting by a certified public accounting firm

4 =  Directors’ examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

5 =  Directors’ examination of the bank performed by other external auditors (may be required by state chartering authority)

6 =  Review of the bank’s financial statements by external auditors

7 =  Compilation of the bank's financial statements by external auditors

8 =  Other audit procedures (excluding tax preparation work)

9 =  No external audit work